Exhibit 10.2

FIRST AMENDMENT TO BACKSTOP COMMITMENT AGREEMENT

This FIRST AMENDMENT (this “First Amendment”) to the Backstop Commitment Agreement, dated as of July 1, 2019 (together with the schedules, annexes and exhibits (including the term sheets) attached thereto, the “Backstop Agreement”), by and among: (i) Weatherford International Plc (the “Company”), (ii) each of the other Debtors (defined therein) (together with the Company, the “Company Parties” and each individually, a “Company Party”), and (iii) each of the entities signatory to the Backstop Agreement (collectively, the “Initial Commitment Parties”), is being entered into as of September 9, 2019, by and among (i) the Company Parties, (ii) the Backstop Parties and (iii) each of the additional entities that are signatories hereto (the “Additional Commitment Parties” and, together with the Initial Commitment Parties, the “Commitment Parties”). This First Amendment collectively refers to the Company Parties and the Commitment Parties as the “Parties” and each individually as a “Party.” Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Backstop Agreement.

WHEREAS, the Parties desire to amend certain terms of the Backstop Agreement as set forth in this First Amendment to facilitate the consummation of the Plan as contemplated in the Backstop Agreement (collectively, the “Proposed Amendment”);

WHEREAS, pursuant to Section 10.8 of the Backstop Agreement, the Proposed Amendment requires the prior written consent of the Debtors and the Requisite Commitment Parties (other than a Defaulting Commitment Party);

WHEREAS, the undersigned Company Parties, taken as a whole, constitute the Debtors as defined in the Backstop Agreement as it applies to the Proposed Amendment; and

WHEREAS, the undersigned Backstop Parties, taken as a whole, constitute the Required Commitment Parties as defined in the Backstop Agreement as it applies to the Proposed Amendment.

NOW, THEREFORE, in consideration of the promises, mutual covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound, hereby agrees as follows:

1.                  Additional Commitment Parties. Each Additional Commitment Party hereby agrees to be bound by the terms of the Backstop Agreement as a Commitment Party as provided in this First Amendment. Each Additional Commitment Party shall hereafter be deemed to be a Commitment Party for all purposes under the Backstop Agreement.

2.                  Amendment to List of Schedules. The list of Schedules and Exhibits set forth immediately following the Table of Contents of the Backstop Agreement be, and it hereby is, amended and restated in its entirety to read as follows:

“EXHIBITS AND SCHEDULES

Exhibit A Rights Offering Procedures

Exhibit B Exit Senior Unsecured Notes Term Sheet

Exhibit C Steering Committee Members

Schedule 1 Commitment Schedule

Schedule 2 Additional Commitment Schedule

Schedule 3 Initial Commitment Schedule”

3.                  Amendment to WHEREAS clause. The second WHEREAS clause of the Backstop Agreement be, and it hereby is, amended and restated in its entirety to read as follows:

“WHEREAS, pursuant to the Plan and this Agreement, the Company will conduct a rights offering for an aggregate principal amount of up to $1,600,000,000 of Rights Offering Notes (as defined below); and”

4.                  Amendment to Rights Offering Procedures. Exhibit A to the Backstop Agreement be, and it hereby is, amended and restated the following manner:

a.	Each use of the term “New Tranche A Senior Unsecured Notes” set forth in Exhibit A be and hereby is replaced with the term “Exit Senior Unsecured Notes”.

b.	Each use of the term “Tranche A Notes Trustee” be and hereby is replaced with the term “Exit Notes Trustee”.

c.	The Rights Offering Procedures shall be modified to be consistent with the changes set forth in this First Amendment and the Restructuring Support Agreement and shall be otherwise reasonable satisfactory or acceptable to the Requisite Commitment Parties.

5.                  Amendment to Term Sheet. Exhibit B to the Backstop Agreement be, and it hereby is, amended and restated in its entirety to read as attached as Exhibit B to this First Amendment.

6.                  Amendment to Initial Commitment Schedule. Schedule 1 to the Backstop Agreement be, and it hereby is modified to be Schedule 3 to the Backstop Agreement and the heading to such Schedule is amended and restated in its entirety to read set forth in Schedule 3 to this First Amendment.

7.                  Addition of Commitment Schedule. A new Schedule 1 to the Backstop Agreement be, and it hereby is, added to read as attached as Schedule 1 to this First Amendment.

8.                  Addition of Additional Commitment Schedule. A new Schedule 2 to the Backstop Agreement be, and it hereby is, added to read as attached as Schedule 2 to this First Amendment.

9.                  Rights Offering Amount. The defined term “Rights Offering Amount” set forth in Section 1.1 of the Backstop Agreement be, and it hereby is, amended and restated in its entirety to read as follows:

““Rights Offering Amount” means an aggregate principal amount up to $1,600,000,000.”

10.              Additional Commitment Percentage. A new defined term “Additional Commitment Percentage” shall be added immediately prior to the defined term “Advisors” set forth in Section 1.1 of the Backstop Agreement, and shall read as follows:

““Additional Commitment Percentage” means, with respect to any Commitment Party, such Commitment Party’s pro rata portion of an aggregate principal amount equal to $350,000,000 of Rights Offering Notes in the Rights Offering that such Commitment Party is willing to backstop as set forth opposite such Commitment Party’s name under the column titled “Commitment Percentage” on the Schedule 2.”

11.              Initial Commitment Percentage. A new defined term “Initial Commitment Percentage” shall be added immediately following to the defined term “Indemnifying Party” set forth in Section 1.1 of the Backstop Agreement, and shall read as follows:

““Initial Commitment Percentage” means, with respect to any Commitment Party, such Commitment Party’s pro rata portion of an aggregate principal amount equal to $1,250,000,000 of Rights Offering Notes in the Rights Offering that such Commitment Party is willing to backstop as set forth opposite such Commitment Party’s name under the column titled “Commitment Percentage” on the Schedule 3.”

12.              Rights Offering Notes. The defined term “Rights Offering Notes” set forth in Section 1.1 of the Backstop Agreement be, and it hereby is, amended and restated in its entirety to read as follows:

““Rights Offering Notes” means the $1,600,000,000 aggregate principal amount of Exit Senior Unsecured Notes (as defined in the Plan), issued to holders of Subscription Rights and as described on Exhibit B hereto.”

13.              Amendment to Section 2.5(b). Section 2.5(b) of the Backstop Agreement be, and it hereby is, amended and restated in its entirety to read as follows:

“Escrow Account Funding. No later than the third (3rd) Business Day prior to the Closing Date (the “Escrow Account Funding Date”), each Commitment Party shall deliver and pay an amount equal to the sum of (i) the aggregate Note Purchase Price for such Commitment Party’s Commitment Percentage of the Unsubscribed Notes, plus (ii) the aggregate Note Purchase Price for the Rights Offering Notes issuable pursuant to such Commitment Party’s exercise of the Subscription Rights that such Commitment Party exercised in the Rights Offering (the “Funding Amount”), by wire transfer of immediately available funds in U.S. dollars into the Escrow Account in satisfaction of such Commitment Party’s Rights Offering Backstop Commitment and the Subscription Rights that such Commitment Party exercised. If the Closing does not occur, all amounts deposited by the Commitment Parties in the Escrow Account shall be returned promptly to the Commitment Parties in accordance with the terms of the escrow agreement.”

14.              Amendment to Section 3.1. Section 3.1 of the Backstop Agreement be, and it hereby is, amended and restated in its entirety to read as follows:

“(a) Amount Payable by the Debtors. In consideration for the Rights Offering Backstop Commitments and the other agreements of the Commitment Parties in this Agreement, the Debtors have paid or caused to be paid on or prior to the execution of this Agreement, an aggregate payment in an amount equal to $62,500,000.00, which payment has been paid in cash to the Commitment Parties or their designees based upon their respective Initial Commitment Percentages (the “Commitment Payment”). The Commitment Payment is and has been fully earned, nonrefundable (except as otherwise provided in Section 2.3(b) and Section 9.4(b) of this Agreement) and non-avoidable and has been paid by the Debtors, free and clear of any withholding or deduction for any applicable Taxes or any other claim, setoff, or reserve. The Commitment Payment has been paid regardless of the principal amount of Unsubscribed Notes (if any) actually existing or purchased. The provisions for the payment of the Commitment Payment and Expense Reimbursement, and the indemnification provided herein, are an integral part of the transactions contemplated by this Agreement and without these provisions the Commitment Parties would not have entered into this Agreement.

(b) Additional Amount Payable by the Debtors. In consideration for the Rights Offering Backstop Commitments and the other agreements of the Commitment Parties as revised by the First Amendment to this Agreement, the Debtors shall pay or cause to be paid, on the Effective Date, an aggregate payment in an amount equal to $17,500,000, which payment shall be paid in cash to the Commitment Parties or their designees based upon their respective Additional Commitment Percentages (the “Additional Commitment Payment”). The Additional Commitment Payment shall be fully earned, nonrefundable (except as otherwise provided in Section 2.3(b) and Section 9.4(b) of this Agreement) and non-avoidable upon entry of the Rights Offering Approval Order and shall be paid by the Debtors, free and clear of any withholding or deduction for any applicable Taxes or any other claim, setoff, or reserve. The Additional Commitment Payment shall be paid regardless of the principal amount of Unsubscribed Notes (if any) actually existing or purchased. The provisions for the payment of the Additional Commitment Payment and Expense Reimbursement, and the indemnification provided herein, are an integral part of the transactions contemplated by this Agreement and without these provisions the Commitment Parties would not have entered into this Agreement.

(c) Reallocation of Commitments by the Commitment Parties. To the extent a Commitment Party has determined not to continue its Rights Offering Backstop Commitment (each, a “Discontinued Commitment Party”) by determining not to execute the First Amendment to this Agreement, each Commitment Party set forth on Exhibit C (each, a “Continuing Commitment Party”) agrees, severally and not jointly, to purchase, and the Company agrees to sell to such Continuing Commitment Party (or Related Purchaser), on the Closing Date, an additional amount (collectively, with respect to all Continuing Commitment Parties, the “Aggregate Continuing Commitment Party Additional Amount”) equal to the product of (i) the Rights Offering Backstop Commitment owed by each Discontinued Commitment Party pursuant to Section 2.2 multiplied by (ii) the Additional Commitment Percentage of such Continuing Commitment Party adjusted upwards to account for the removal of the Discontinuing Commitment Parties and any Commitment Party that is not a Continuing Commitment Party such that the total of all such remaining Additional Commitment Percentages is equal to 100% (the “Adjusted Additional Commitment Percentage”). In consideration for the reallocation contemplated by the previous sentence and the other agreements of the Commitment Parties as revised by the First Amendment to this Agreement, the Debtors shall pay or cause to be paid, on the Effective Date, an aggregate payment in an amount equal to the product of five percent (5%) multiplied by the Aggregate Continuing Commitment Party Additional Amount, which payment shall be paid in cash to the Commitment Parties or their designees based upon their respective Adjusted Additional Commitment Percentages (the “Reallocation Payment”). The Reallocation Payment shall be fully earned, nonrefundable (except as otherwise provided in Section 2.3(b) and Section 9.4(b) of this Agreement) and non-avoidable upon entry of the Rights Offering Approval Order and shall be paid by the Debtors, free and clear of any withholding or deduction for any applicable Taxes or any other claim, setoff, or reserve. The Reallocation Payment shall be paid regardless of the principal amount of Unsubscribed Notes (if any) actually existing or purchased. The provisions for the payment of the Reallocation Payment and Expense Reimbursement, and the indemnification provided herein, are an integral part of the transactions contemplated by this Agreement and without these provisions the Commitment Parties would not have entered into this Agreement.”

15.              Miscellaneous.

a.                   10.1 (Notices), 10.2 (Assignment; Third-Party Beneficiaries), 10.4 (Governing Law and Consent to Jurisdiction and Venue), 10.6 (Waiver of Jury Trial), 10.7 (Counterparts), 10.8 (Waivers and Amendments; Rights Cumulative; Consent), 10.9 (Headings), 10.10 (Specific Performance), and 10.14 (Settlement Discussions) be, and each of them hereby is, incorporated by reference, mutatis mutandis, as if such provisions were set forth fully herein.

b.                  This First Amendment, together with the Backstop Agreement, as amended hereby, constitute the complete and exclusive statement of agreement among the Parties with respect to the subject matter hereof and thereof, and supersede all prior written and oral statements by and among the Parties or any of them.

c.                   Except as specifically amended hereby, the Backstop Agreement shall remain in full force and effect

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date set forth above.

WEATHERFORD INTERNATIONAL PLC

By:	/s/ Valentin Muller
Name: Valentin Muller
Title: Vice President

WEATHERFORD INTERNATIONAL LTD.

By:	/s/ Mohammed Dadhiwala
Name: Mohammed Dadhiwala
Title: Vice President

WEATHERFORD INTERNATIONAL, LLC

By:	/s/ Christine Morrison
Name: Christine Morrison
Title: Vice President

[Signature Page to First Amendment to Backstop Commitment Agreement]

[COMMITMENT PARTY SIGNATURES]

[Signature Page to First Amendment to Backstop Commitment Agreement]

Exhibit A to the Backstop Commitment Agreement

Rights Offering Procedures

[See Attached]

Exhibit B to the Backstop Commitment Agreement

Term Sheet

[See Attached]

WEATHERFORD INTERNATIONAL, LLC

summary of terms and conditions of the exit SENIOR UNSECURED NOTES

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Amended Plan of Reorganization to be filed with the Bankruptcy Court (the “Plan”) concurrently with execution of the Third Amendment to the Restructuring Support Agreement to which this term sheet is an exhibit.

Issuer:	Weatherford International, LLC (“WIL-Delaware”) and/or Weatherford International Ltd. (“WIL-Bermuda”), as determined by the Required Consenting Noteholders.
Guarantors:	Weatherford International PLC, WIL-Bermuda (for the Exit Senior Unsecured Notes issued soley by WIL-Delaware), WIL-Delaware (for the Exit Senior Unsecured Notes issued solely by WIL-Bermuda) and all of the guarantors of the Exit Facility (the “Guarantors”).
Issue:	Up to $2.10 billion aggregate principal amount of senior unsecured notes (the “Exit Senior Unsecured Notes”). Up to $1.60 billion of Exit Senior Unsecured Notes will be issued for cash to holders of subscription rights issued in the Rights Offering in accordance with the terms of the Backstop Commitment Agreement, as amended on the date hereof (the “Amended Backstop Commitment Agreement”) (such notes, the “Rights Offering Notes”); provided that, the principal amount of the Rights Offering Notes will be reduced dollar for dollar based on the amount of Exit Facility commitments in excess of $650 million as of the Effective Date, but, in any case, to no less than $1.50 billion. $500 million of Exit Senior Unsecured Notes will be issued to holders of Allowed Prepetition Notes Claims pursuant to the Plan (such notes, the “Takeback Notes”).
Security:	None.
Distribution:	Exit Senior Unsecured Notes will be distributed pursuant to the Plan under Section 1145 of the Bankruptcy Code and resales shall occur as 144A-for-life.
Use of Proceeds:	With respect to the Rights Offering Notes, for working capital, general corporate purposes, payment of transaction fees and expenses and repayment of outstanding amounts under DIP Facility. The Takeback Notes will be issued to holders of Allowed Prepetition Notes Claims as partial satisfaction of such claims pursuant to the Plan.
Holders/Backstop Commitments:	Certain holders of the Allowed Prepetition Notes Claims will fully backstop the Rights Offering Notes (the “Exit Backstop Parties”) pursuant to the Amended Backstop Commitment Agreement.
Backstop Fees:	As set forth in the Amended Backstop Commitment Agreement.
Maturity Date:	5 years from the Effective Date of the Plan.

Interest Rate:	11.0% per annum.
Default Rate:	Additional 2.00%.
Call Protection:

•    Prior to the second anniversary of the issuance date, par, plus accrued interest plus a customary make whole premium using a discount rate equal to the treasury rate on a comparable treasury note plus 50 basis points;

•    On or after the second anniversary but prior to the third anniversary of the issuance date, the prepayment amount shall be at 100% of par plus one-half of the interest rate, plus accrued interest;

•    On or after the third anniversary but prior to the fourth anniversary of the issuance date, the prepayment amount shall be at 100% of par plus one-quarter of the interest rate, plus accrued interest; and

•    On or after the fourth anniversary of issuance, the prepayment amount shall be at par plus accrued interest.

Notwithstanding the foregoing, the Issuer shall be permitted to redeem up to $500 million of the Exit Senior Unsecured Notes at 103% of par plus accrued interest.

Representations and Warranties:	Customary for exit financings of this type to be included in a customary securities purchase agreement to be executed among the Issuer, the Guarantors, the Exit Backstop Parties and any other purchasers of Exit Senior Unsecured Notes at the time of initial issuance.
Affirmative and Negative Covenants:	Affirmative and negative covenants shall be substantially the same as those set forth in the form of New Tranche A Senior Unsecured Notes Indenture filed with the Bankruptcy Court on September 4, 2019, with appropriate modifications to reflect the modifications to the Restructuring Support Agreement contemplated by this Third Amendment, to remove the 125% of Consolidated Cash Flow prong in clause (1) of Section 1008 and to add a covenant requiring the Issuer to use commercially reasonable efforts to obtain and maintain a rating for the Exit Senior Unsecured Notes from both S&P and Moody’s.
Financial Covenants:	None.
Amendments:

100% approval for pricing changes, maturity extensions, voting rights and other customary “sacred rights” for exit financings of this type.

Greater than 50.0% approval for other amendments and waivers.

Expenses:	All reasonable and documented out-of-pocket expenses (including, without limitation, reasonable fees, disbursements and other charges of one outside counsel for the trustee, one outside counsel for the Exit Backstop Parties taken as a whole and one local counsel as reasonably required in each applicable jurisdiction) of the trustee and Exit Backstop Parties in connection with the negotiation and issuance of the Exit Senior Unsecured Notes and the transactions contemplated thereby shall be paid by the Issuer from time to time.
Governing Law:	New York.

Exhibit B to the Backstop Commitment Agreement

Steering Committee Members

Schedule 1 to the Backstop Commitment Agreement

Commitment Schedule

[See Attached]

Schedule 2 to the Backstop Commitment Agreement

Additional Commitment Schedule

[See Attached]

Schedule 3 to the Backstop Commitment Agreement

Initial Commitment Schedule

[See Attached]